UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2005, Design Within Reach, Inc. (the “Company”) granted John Hansen, its Chairman of the Board of Directors, two stock options to purchase an aggregate of 75,000 shares of common stock of the Company pursuant to the Company’s 2004 Equity Incentive Award Plan. Both options have an exercise price of $14.68, and have ten-year terms. One option to purchase 30,000 shares of common stock was immediately vested as to one-third of the shares covered by the option, with the balance to vest in equal installments on the first and second anniversaries of the grant date. The other option covers 45,000 shares of common stock and will vest in three equal annual installments commencing on the first anniversary of the grant date.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.16*	Form of Option Agreement under Design Within Reach, Inc. 2004 Equity Incentive Award Plan

*	Incorporated by reference to the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2005, filed on February 17, 2005.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005	DESIGN WITHIN REACH, INC.

	By:	/s/ Wayne Badovinus
Wayne Badovinus
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.16*	Form of Option Agreement under Design Within Reach, Inc. 2004 Equity Incentive Award Plan

*	Incorporated by reference to the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2005, filed on February 17, 2005.